UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 9, 2020

MEDNAX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on September 9, 2020, MEDNAX, Inc., a Florida corporation (the “Company”), through MEDNAX Services, Inc., a Florida corporation and wholly owned subsidiary of the Company (“MEDNAX Services”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Radiology Partners, Inc., a Delaware corporation (“Radiology Partners”), pursuant to which Radiology Partners will acquire all of the outstanding equity interests (the “Transaction”) of Redwood Radiology, LLC, a Delaware limited liability company and wholly owned subsidiary of MEDNAX Services, which owns the Company’s radiology and teleradiology medical group, MEDNAX Radiology Solutions.

Pursuant to the terms and conditions of the Purchase Agreement, at the closing of the Transaction, MEDNAX Services will receive a cash payment of $885 million, subject to certain cash, minimum net working capital, indebtedness and other adjustments. The Transaction is subject to customary closing conditions, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) subject to certain exceptions, the accuracy of the representations and warranties of each party under the Purchase Agreement, and (iii) performance by each party in all material respects with its obligations to be performed on or prior to the closing date under the Purchase Agreement, and, subject thereto, is expected to close during the fourth quarter of 2020. Subject to certain exceptions, in the event of a termination of the Purchase Agreement (i) by MEDNAX Services as a result of Radiology Partners’ (a) uncured material breach that would result in the failure of closing conditions to be satisfied or (b) failure to consummate the Transaction after all closing conditions have been satisfied during which time MEDNAX Services stood ready to close, or (ii) by either party if (a) the Transaction is not consummated on or before March 8, 2021, subject to extension until September 8, 2021 if certain closing conditions under the Purchase Agreement have not been satisfied, or (b) a governmental authority implements a final order prohibiting the Transaction under antitrust laws, Radiology Partners will be required to pay MEDNAX Services a cash termination fee of $40 million, or $45 million in the event that Radiology Partners’ failure to consummate the Transaction is due to the failure of a specified equityholder to fund an equity commitment.

The Purchase Agreement contains customary representations, warranties, covenants, including restrictive covenants, and limited indemnification provisions, including with respect to medical malpractice claims of the Company’s vRad teleradiology business, as well as customary tax matters and representation and warranty and covenant breaches. The Company has agreed to provide certain transition services to Radiology Partners after the closing of the Transaction pursuant to a separate transition services agreement.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Purchase Agreement has been included to provide the Company’s shareholders with information regarding its terms. It is not intended to provide any other information about the Company, MEDNAX Radiology Solutions, or Radiology Partners or their respective subsidiaries and affiliates. The Purchase Agreement contains representations, warranties and covenants by each of MEDNAX Services and Radiology Partners. These representations, warranties and covenants were made solely for the benefit of the parties to the Purchase Agreement and (i) may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, (ii) may have been qualified in the Purchase Agreement by confidential disclosure schedules that were delivered by and between the parties in connection with the signing of the Purchase Agreement, which disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Purchase Agreement, (iii) may be subject to a contractual standard of materiality applicable to the parties that differs from what a shareholder may view as material and (iv) may have been made only as of the date of the Purchase Agreement or as of another date or dates as may be specified in the Purchase Agreement, and information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, if at all. Accordingly, shareholders should not rely upon representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, MEDNAX Radiology Solutions, or Radiology Partners or their respective subsidiaries and affiliates.

Certain statements and information in this Current Report on Form 8-K may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in the Company’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well the Company’s current reports on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”), and include the impact of the COVID-19 outbreak on the Company and its financial condition and results of operations; the effects of economic conditions on the Company’s business; the effects of the Affordable Care Act and potential changes thereto or a repeal thereof; the Company’s relationships with government-sponsored or funded healthcare programs, including Medicare and Medicaid, and with managed care organizations and commercial health insurance payors; the Company’s ability to consummate the Transaction; the timing and contribution of future acquisitions; the effects of share repurchases; and the effects of the Company’s transformation and restructuring initiatives.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 9, 2020, the Company held its 2020 Annual Shareholders’ Meeting (the “Annual Meeting”). Of the 85,534,188 shares of common stock outstanding and entitled to vote, 77,219,763 shares were represented, constituting a quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1: All of the Board’s nominees for Director were elected to serve until the Company’s 2021 Annual Shareholders’ Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Name	For	Withheld	Broker Non-Vote
Karey D. Barker	72,886,040	819,669	3,514,054
Waldemar A. Carlo, M.D.	54,655,186	19,050,523	3,514,054
Paul G. Gabos	71,969,908	1,735,801	3,514,054
Manuel Kadre	54,127,932	19,577,777	3,514,054
Thomas A. McEachin	73,247,372	458,337	3,514,054
Roger J. Medel, M.D.	72,844,516	861,193	3,514,054
Mark S. Ordan	73,100,718	604,991	3,514,054
Michael A. Rucker	72,959,283	746,426	3,514,054
Guy P. Sansone	73,079,028	626,681	3,514,054
John M. Starcher, Jr.	73,303,317	402,392	3,514,054
Shirley A. Weis	71,635,791	2,069,918	3,514,054

Proposal 2: The Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to change the Company’s name to “Pediatrix Medical Group, Inc.” were approved by the shareholders, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
77,071,233	120,326	28,204	0

Proposal 3: The Articles of Amendment to the Amended and Restated Articles of Incorporation, as amended, of MEDNAX Services to change its name to “PMG Services, Inc.” were approved by the Company’s shareholders, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
77,030,450	149,578	39,735	0

Proposal 4: The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year was ratified by the shareholders, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
74,792,346	2,378,079	49,338	0

Proposal 5: The shareholders advised against the compensation of the Company’s named executive officers for the 2019 fiscal year, by the votes set forth in the table below:

For	Against	Abstained	Broker Non-Vote
21,309,848	49,733,278	2,662,583	3,514,054

The Company regularly makes efforts to engage with its shareholders and intends to continue to conduct additional outreach to its shareholders in the coming months regarding the outcome of the shareholder advisory vote on compensation of the Company’s named executive officers for the 2019 fiscal year.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit Number	Description of Exhibit

2.1+	Securities Purchase Agreement, dated as of September 9, 2020, by and between MEDNAX Services, Inc. and Radiology Partners, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+

Portions of this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K because they are both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. The schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to promptly provide an unredacted copy of the exhibit or a copy of the omitted schedules and similar attachments on a supplemental basis to the Commission or its staff, if requested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date: September 14, 2020

	By:	/s/ Mark S. Ordan
Mark S. Ordan Chief Executive Officer